UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 15, 2025

Universal Biosensors, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-52607	98-0424072
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Avenue Rowville, 3178, Victoria Australia	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

+61 3 9213 9000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Appointments

On January 15, 2025, the board of directors (the “Board”) of Universal Biosensors, Inc. (the “Company”) increased the size of the Board from four to six members and appointed John Sharman, the Company’s Chief Executive Officer, and Peter Mullin, the Company’s Chief Financial Officer, to fill the newly created vacancy as Class II and Class I directors, respectively, effective immediately. Mr. Mullin and Mr. Sharman will serve until the Company’s 2025 and 2026 annual meeting of shareholders, respectively, and until their successors are elected and qualified, or sooner in the event of Mr. Mullin’s or Mr. Sharman’s death, resignation or removal. If elected by our stockholders at the 2025 annual meeting, Mr. Mullin’s term as a Class I director will then expire at the 2027 annual meeting. The Board has not named Mr. Sharman or Mr. Mullin to any committees of the Board and no committee assignments are contemplated at this time.

Mr. Sharman has served as our Chief Executive Officer since June 8, 2020. Mr. Sharman has been a director of Universal Biosensors LLC between August 31, 2021 and February 24, 2022 and as a director of Universal Biosensors B.V. between September 15, 2021 and February 24, 2022. Mr. Sharman has extensive international business experience as Managing Director and Chief Executive Officer of ASX-listed companies and private equity businesses operating in Australia, the United Kingdom, Europe, Asia and the United States. His experience covers the pharmaceutical, medical equipment manufacturing and distribution, finance and fast-moving consumer goods businesses. Before joining Universal Biosensors, Inc., Mr. Sharman was the Chief Executive Officer of Medical Developments International (“MVP”) for over 10 years. Prior to joining MVP, Mr. Sharman was CEO and a Director of Cyclopharm Ltd, Vita Life Sciences and Managing Director of a private equity firm, CVC Venture Managers. Earlier years in his career were spent in the finance industry with National Australia Bank, PricewaterhouseCoopers as Director of Finance and KPMG where he was responsible for multiple capital raising transactions. He holds a Bachelor of Economics from Monash University and Master of Applied Finance from Macquarie University.

Mr. Mullin was appointed as our Chief Financial Officer on December 29, 2024. Mr. Mullin, age 56, has more than 20 years’ business experience in finance, strategy, business transformation and mergers and acquisitions, including extensive international experience across Europe, Asia and the Pacific. Prior to joining the Company, from April 2023 to December 2024, Mr. Mullin worked on developing several startup businesses, focused on creating a new value proposition in the fields of digital financial services, wholesale credit assessment and reporting and financial literacy. From February 2020 to April 2023, Mr. Mullin served as CEO of The Comfort Group, an international manufacturing business. From January 2014 to February 2020, Mr. Mullin served as a Managing Director of Pensions and Investments at ANZ Bank. In addition, from January 2013 to February 2020, Mr. Mullin served as a Managing Director of E*Trade. Mr. Mullin holds a Bachelor of Commerce from The University of Western Sydney and is a Certified Practicing Accountant (CPA).

Neither Mr. Sharman nor Mr. Mullin will receive any compensation for their service as members of the Board. Mr. Sharman and Mr. Mullin are entitled to be reimbursed for reasonable expenses for attendance at each Board meeting.

Neither Mr. Sharman nor Mr. Mullin are independent as defined under the rules of the Securities and Exchange Commission and the definition of “independence” as established by the rules of the Nasdaq Stock Market LLC.

There are no arrangements or understandings between Mr. Sharman or Mr. Mullin and any other persons pursuant to which they were selected as a director, and neither Mr. Sharman nor Mr. Mullin has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Equity Awards

On January 15, 2025, the Remuneration Committee of the Board (the “Committee) approved, subject to stockholder approval, grants of options to Mr. Sharman and Mr. Mullin under the Company’s Employee Incentive Plan, in connection with their service as Chief Executive Officer and Chief Financial Officer of the Company, respectively.

Specifically, the Committee approved a grant of 10 million options (the “Sharman Equity Award”) to Mr. Sharman under the Company’s Employee Incentive Plan pursuant to the terms of an offer letter (the “Sharman Offer Letter”). The Sharman Equity Award is expected to vest in two equal tranches. The first tranche will vest on the 24-month anniversary of the date of grant at an exercise price of $0.20 AUD and the second tranche will vest on the 36-month anniversary of the date of grant at an exercise price of $0.30 AUD. The Sharman Equity Award is subject to the Company obtaining all necessary stockholder approvals under the listing rules of the Australian Stock exchange at the Company’s 2025 annual meeting of stockholders. The foregoing description is a summary of the Sharman Offer Letter only and does not purport to be complete and is subject to, and is qualified in its entirety by reference to the full text of the Sharman Offer Letter, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

In addition, the Committee approved a grant of 15 million options (the “Mullin Equity Award”) to Mr. Mullin under the Company’s Employee Incentive Plan pursuant to the terms of an offer letter (the “Mullin Offer Letter”). The Mullin Equity Award is expected to vest in three equal tranches on each of the 12-month anniversary of the date of grant at an exercise price of $0.15 AUD, $0.20 AUD and $0.30 AUD, respectively. The Mullin Equity Award is subject to the Company obtaining all necessary stockholder approvals under the listing rules of the Australian Stock exchange at the Company’s 2025 annual meeting of stockholders. The foregoing description is a summary of the Mullin Offer Letter only and does not purport to be complete and is subject to, and is qualified in its entirety by reference to the full text of the Mullin Offer Letter, which is filed as Exhibit 10.2 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description of Exhibits
10.1	Offer Letter, dated January 9, 2025 between Universal Biosensors, Inc. and John Sharman.
10.2	Offer Letter, dated January 9, 2025 between Universal Biosensors, Inc. and Peter Mullin.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL BIOSENSORS, INC.

Date: January 15, 2025	By:	/s/ Salesh Balak
Salesh Balak
Corporate Secretary